As filed with the Securities and Exchange Commission on June 21, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FirstMerit Corporation

(Exact name of registrant as specified in its charter)

Ohio	34-1339938
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

III Cascade Plaza, 7th Floor

Akron, Ohio 44308

(330) 996-6300

(Address of Principal Executive Offices Including Zip Code)

Citizens Republic Bancorp 401(k) Plan

(Full title of the plan)

Carlton E. Langer

Senior Vice President, Chief Legal Officer and Secretary

FirstMerit Corporation

III Cascade Plaza, 7th Floor

Akron, Ohio 44308

(330) 996-6300

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, without par value(3)	500,000	$19.13	$9,565,000.00	$1,304.67

(1)	The Citizens Republic Bancorp 401(k) Plan (the “Plan”) was assumed by the Registrant in connection with its acquisition of Citizens Republic Bancorp, Inc. Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock, without par value (“Common Stock”), as may become issuable pursuant to the anti-dilution provisions of the Plan.
(2)	Estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the NASDAQ Global Select Market on June 17, 2013, a date that is within five business days prior to filing.
(3)	In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 (Commission File No. 001-11267), filed with the Commission on February 28, 2013;

(b)	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2011, filed with the Commission on June 15, 2012 (Commission File No. 001-33063);

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (Commission File No. 001-11267), filed with the Commission on May 3, 2013;

(d)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 14, 2013 (Commission File No. 000-10161), February 4, 2013 (Commission File No. 000-10161), February 25, 2013 (Commission File No. 000-10161), February 26, 2013 (Commission File No. 000-10161), April 5, 2013 (Commission File No. 001-11267) and April 12, 2013 (Commission File No. 001-11267); and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K (Commission File No. 000-10161), filed with the Commission on May 14, 2010, and all amendments and reports filed with the Commission for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

All documents subsequently filed by the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, including all Annual Reports on Form 11-K for the Plan, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

(A) Ohio Revised Code.

The Ohio Revised Code (the “Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his or her action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by such person in his or her capacity, or arising out of his or her status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Ohio Code.

(B) Second Amended and Restated Articles of Incorporation, as amended, of the Registrant.

Article SIXTH of the Registrant’s Second Amended and Restated Articles of Incorporation, as amended (the “Articles”), provides that the Registrant may indemnify any director or officer, any former director or officer of the Registrant and any person who is or has served at the request of the Registrant as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law, as the same may be in effect from time to time. The indemnification provided for in the Articles does not restrict the right of the Registrant to (1) indemnify employees, agents and others as permitted by such law, (2) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Registrant as contemplated therein, and (3) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Registrant as contemplated in the Articles.

The Registrant presently maintains indemnification agreements and contracts with each of its directors and key officers, and maintains insurance for the benefit of persons entitled to indemnification. The indemnification rights provided in the Articles are in addition to any rights provided by contract or as a matter of law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit
Number	Description
4.1	Second Amended and Restated Articles of Incorporation of FirstMerit Corporation, as amended (incorporated by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (Commission File No. 000-11267) filed with the Commission on May 3, 2013)

4.2	Second Amended and Restated Code of Regulations of FirstMerit Corporation, as amended (incorporated by reference from Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (Commission File No. 000-10161) filed with the Commission on May 10, 2010)

4.3	Citizens Republic Bancorp 401(k) Plan

23.1	Consent of Ernst & Young LLP (FirstMerit Corporation)

23.2	Consent of Ernst & Young LLP (Citizens Republic Bancorp, Inc.)

24.1	Power of Attorney

The Registrant hereby undertakes that it has submitted the Plan to the Internal Revenue Service and has received a determination that the Plan is qualified in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended. The Registrant further undertakes to submit any amendments to the Plan to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Plan.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on June 21, 2013.

FIRSTMERIT CORPORATION

By:	/s/ Carlton E. Langer
Carlton E. Langer
Senior Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 21, 2013.

*	*
Paul G. Greig	Terrence E. Bichsel
Chairman, President, Chief Executive Officer and Director (principal executive officer)	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

*	*
Lizabeth Ardisana Director	Steven H. Baer Director

*	*
Karen S. Belden Director	R. Cary Blair Director

*	*
John C. Blickle Director	Robert W. Briggs Director

*	*
Richard Colella Director	Robert S. Cubbin Director

*
Gina D. France Director	Terry L. Haines Director

*	*
J. Michael Hochschwender Director	Clifford J. Isroff Director

*	*
Philip A. Lloyd, II Director	Russ M. Strobel Director

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the officers and directors of the Registrant identified above pursuant to a Power of Attorney executed by the officers and directors identified above, which Power of Attorney is filed with this Registration Statement on Form S-8 as Exhibit 24.1.

/s/ Carlton E. Langer
Dated: June 21, 2013	Carlton E. Langer
Senior Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, State of Ohio, on June 21, 2013.

CITIZENS REPUBLIC BANCORP 401(K) PLAN

By: FirstMerit Corporation, Plan Administrator

By:	/s/ Charles Beck
Charles Beck
Senior Vice President HR-Total Rewards

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Second Amended and Restated Articles of Incorporation of FirstMerit Corporation, as amended (incorporated by reference from Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (Commission File No. 000-11267) filed with the Commission on May 3, 2013)

4.2	Second Amended and Restated Code of Regulations of FirstMerit Corporation, as amended (incorporated by reference from Exhibit 3.2 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (Commission File No. 000-10161) filed with the Commission on May 10, 2010)

4.3	Citizens Republic Bancorp 401(k) Plan

23.1	Consent of Ernst & Young LLP (FirstMerit Corporation)

23.2	Consent of Ernst & Young LLP (Citizens Republic Bancorp, Inc.)

24.1	Power of Attorney